UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)		July 21, 2015
MAGICSTEM GROUP CORP.
(Exact name of registrant as specified in its charter)
Nevada	001-36128	46-1504799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Room 701, 7th Floor, Silvercord Tower 2 30 Canton Road, Tsim Sha Tsui, Hong Kong		N/A
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		+852 2162 7495
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On July 21, 2015, we appointed Chun-han (Peter) Lin as a director and Chun-heng (Kevin) Lin as Group Senior Manager of our company.
Mr. Chun-han Lin, age 41 - Director
Mr. Chun-han Lin was appointed the director of Magicstem Group Corp. He has rich experience in integrating business model building and management training. He is working as Chief Operating Officer of Guangzhou Bai Ming Biotech Limited, an incorporation of the People's Republic of China (a company owned by Guosheng Hu, a director of our company) starting 2015.  In 2009 Mr. Lin founded MagicNLP Management Consultants Company, Limited, a Taiwan incorporation that is operating currently and delivered Neuro-Linguistic Programming ("NLP") curriculum in People's Republic of China, Hong Kong, Republic of China, Singapore and Malaysia. During 2006 to 2007, he also worked as the Vice Manager in the New Development Department of Honyi Group, a Taiwan listed company with trading code 4530.  Mr. Li received his bachelor degree of Arts in Faculty of Public Affairs, Tamkang University in 1996.
Mr. Chun-heng Lin, age 39 - Group Senior Manager
Mr. Chun-heng Lin was appointed the Group General Manager of Magicstem Group Corp. He brings to the group experience of integrating resources for Biotech and Agricultural Technology. Starting from 2013 till now, he worked as manager of MagicNLP Management Consultants Company, Limited, a Taiwan incorporation. In the year 2005 to 2012 Mr. Lin worked for International Cooperation & Development Fund, a Taiwan-based fund involving direct investment and technical cooperation, and he left as Project Manager of the company in 2012.  Mr. Lin received his bachelor degree of Agronomy in National Chung Hsing University of Taiwan in 1998.
Mr. Chun-han Lin and Mr. Chun-heng Lin are brothers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAGICSTEM GROUP CORP.
/s/Chi Man Ng
Chi Man Ng
President, Chief Executive Officer and Director

Date:	July 21, 2015